FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2009

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9712 (Commission File Number)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

On November 17, 2009, the U.S. Cellular Board of Directors authorized the repurchase of up to 1,300,000 Common Shares on an annual basis beginning in 2009 and continuing each year thereafter, on a cumulative basis (the “New Authorization”).  If any shares that may be purchased in any year are not purchased in such year, they will be carried over and added to the number of shares that can be purchased in subsequent years.  However, U.S. Cellular will have no obligation to purchase any aggregate amount of shares under the New Authorization.  Any purchases of Common Shares will be made on an opportunistic basis considering market prices and other conditions.  Purchases of Common Shares may be made pursuant to open market purchases and/or block purchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), pursuant to Rule 10b5-1 under the Exchange Act, or pursuant to accelerated share repurchase arrangements, prepaid share repurchases, private transactions or otherwise.  The New Authorization does not have an expiration date.

The New Authorization will replace U.S. Cellular’s previously disclosed existing share repurchase authorization, which has been referred to in its filings with the Securities and Exchange Commission as the “Limited Authorization”.  This Limited Authorization also did not have an expiration date, but in connection with the approval of the New Authorization, the U.S. Cellular Board of Directors determined to terminate the Limited Authorization effective December 31, 2009.  The Limited Authorization, as amended in 2008, permitted the repurchase of up to 5% of the outstanding U.S. Cellular Common Shares held by persons other than TDS in each twelve-month period.  Currently, the Limited Authorization would permit U.S. Cellular to repurchase approximately 800,000 Common Shares in a twelve month period.  Considering shares repurchased through September 30, 2009, U.S. Cellular anticipates that it may repurchase approximately 150,000 Common Shares in the quarter ended December 31, 2009 under this authorization before it is terminated.

The primary reason for replacing the existing Limited Authorization with the New Authorization is because the Limited Authorization was not believed to be sufficient to offset potential dilution from employee benefit and director compensation plans considering anticipated stock option and restricted stock unit awards in the future.  Approximately 81.7% of U.S. Cellular’s common stock is currently owned by Telephone and Data Systems, Inc. (“TDS”).  Issuances of U.S. Cellular Common Shares pursuant to U.S. Cellular employee benefit and director compensation plans will dilute TDS’ ownership percentage over time, unless U.S. Cellular repurchases sufficient shares to offset this dilution.  U.S. Cellular does not believe that it would be desirable to allow TDS’ ownership percentage to decline below 80%, because this would require U.S. Cellular to cease filing consolidated federal income tax returns with TDS.  In such event, U.S. Cellular would be required to pay additional current taxes that could be significant, and could also lose significant future tax benefits and opportunities.   Accordingly, on November 17, 2009, the U.S. Cellular Board of Directors approved the New Authorization and approved the termination of the existing Limited Authorization effective December 31, 2009.

On November 17, 2009, U.S. Cellular issued a press release discussing the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  November 20, 2009

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated November 17, 2009 relating to share repurchase authorization

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement